                    EXHIBIT 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Adams Resources & Energy, Inc.

Date:  November 22, 2013

KSA INDUSTRIES, INC.

By:  /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

*
____________________________________
Barclay Cunningham Adams

*
____________________________________
Kenneth Stanley Adams, IV

*
____________________________________
Susan Cunningham Lewis

*
____________________________________
Susan Adams Smith

*
____________________________________
Amy Adams Strunk

* By:  /s/ Richard B. Abshire
Richard B. Abshire
Attorney-in-Fact

This Agreement was executed by Richard B. Abshire on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which is attached as Exhibit 99.2